As filed with the Securities and Exchange Commission on July 9, 2014
Registration No. 333-21733

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-1162807
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Shentel Way	22824
P.O. Box 459	(Zip Code)
Edinburg, VA 22824
(Address of Principal Executive Offices)

Shenandoah Telecommunications Company
Stock Incentive Plan
(Full title of the plan)

Raymond B. Ostroski
General Counsel and Secretary
500 Shentel Way
P.O. Box 459
Edinburg, VA 22824
(Name and address of agent for service)
(540) 984-5040
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-21733) filed by the Registrant with the Securities and Exchange Commission on February 13, 1997, pertaining to the registration of 240,000 shares of the Registrant’s common stock, no par value per share, issuable under the Shenandoah Telecommunications Company Stock Incentive Plan (the “Plan”).  The Registrant is filing this Post-Effective Amendment No. 1 to deregister all shares of common stock that have not been sold or otherwise issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this Post-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Edinburg, Commonwealth of Virginia, on July 8, 2014.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Name: Christopher E. French
Title: President and Chief Executive Officer